    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 1996

                                                       REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                      _____________________________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      _____________________________________

                                  BUFFETS, INC.
             (Exact name of registrant as specified in its charter)

            MINNESOTA                                     41-1462294
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification No.)


          10260 VIKING DRIVE, SUITE 100, EDEN PRAIRIE, MINNESOTA 55344
                                 (612) 942-9760

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ROE H. HATLEN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                  BUFFETS, INC.
                          10260 VIKING DRIVE, SUITE 100
                          EDEN PRAIRIE, MINNESOTA 55344
                                 (612) 942-9760
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                          _____________________________

                                   COPIES TO:
                              DOUGLAS P. LONG, ESQ.
           FAEGRE & BENSON PROFESSIONAL LIMITED LIABILITY PARTNERSHIP
                               2200 NORWEST CENTER
                             90 SOUTH SEVENTH STREET
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 336-3288
                          _____________________________

              Approximate date of commencement of proposed sale of
                          the securities to the public:
 As soon as practicable after the effective date of the Registration Statement.
                          _____________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE               AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING    REGISTRATION
             REGISTERED                                REGISTERED          SHARE (1)          PRICE (1)                FEE
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock,  $0.01 par value, including
 rights to purchase Preferred Shares(2)               92,991 Shares         $13.625              $1,267,003           $437
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c), on the basis of the average of the high and low sale prices of the registrant's Common Stock on the Nasdaq National Market System on January 30, 1996.
(2) Rights to purchase Preferred Shares are initially attached to and trade with the Common Stock. Value attributable to such rights, if any, is reflected in the market price for the Common Stock.
                       ___________________________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 2, 1996.

                                  92,991 SHARES

                                  BUFFETS, INC.
                                  COMMON STOCK

          The Company's Common Stock is traded on the Nasdaq National Market System under the symbol "BOCB." On January 31, 1996, the last reported sale price of the Common Stock on the Nasdaq National Market System was $13.75 per share. See "Price Range of Common Stock."

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
  THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

          This Prospectus relates to up to 92,991 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of Buffets, Inc. (the "Company") which may be offered by the Selling Stockholder. See "Selling Stockholder." None of the proceeds from the sale of the Shares will be received by the Company. The Company will pay the expenses of the offering (other than any brokers' commissions paid by the Selling Stockholder), estimated at $5,000.

          The distribution of the Shares by the Selling Stockholder may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq National Market System or in the over-the-counter market or otherwise, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). See "Plan of Distribution."

          No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time shall not under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.






              THE DATE OF THIS PROSPECTUS IS ______________, 1996.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference into this Prospectus:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1994 (which incorporates by reference certain portions of the Company's 1994 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of the Company's definitive Proxy Statement for the Company's Annual Meeting of Shareholders held on May 9, 1995).

          (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 19, 1995, July 12, 1995 and October 4, 1995.

          (c)  The Company's Current Report on form 8-K dated October 24, 1995.

          (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 27, 1986 and Amendment No. 1 thereto dated May 11, 1992, and the Company's Registration Statement on Form 8-A dated October 30, 1995 which contains a description of the related Rights to Purchase Preferred Shares.

          All documents filed by the Company after the date of this Prospectus pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Clark C. Grant, Executive Vice President of Finance and Administration, Buffets, Inc., 10260 Viking Drive, Suite 100, Eden Prairie, Minnesota 55344. Telephone requests may be directed to Clark C. Grant at (612) 942-9760.

                             ADDITIONAL INFORMATION

          The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D. C. 20549, as well as at the following regional offices:
Seven World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on the Nasdaq National Market System. The foregoing materials also should be available for inspection at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

          The Company has also filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, copies of which may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees.

                                   THE COMPANY

          Buffets, Inc. (the "Company") is principally engaged in the development and operation of "buffet" restaurants operating under the name "Old Country Buffet" ("Country Buffet" in the state of Colorado). The Company obtained a federal trademark registration covering the words "Old Country Buffet" in June of 1985.

          At December 31, 1995, the Company operated 245 Company-owned restaurants in 31 states. The Company contemplates that approximately 33 to 48 additional Company-owned restaurants will be opened in 1996. In addition, six franchised Old Country Buffet restaurants are in operation in Nebraska and Oklahoma.

          The Company's restaurants offer a wide variety of freshly prepared menu items, including soups, salads, entrees, vegetables, non-alcoholic beverages and desserts, presented in a self-service buffet format in which customers select the items and portions of their choice. The restaurants' typical dinner entrees include chicken, carved roast beef and ham, and two or three other hot entrees such as casseroles, shrimp and fish. Chicken, fish and two or three other entrees usually are offered at lunch. The Company's restaurants utilize uniform menus, recipes and ingredient specifications, except for certain variations adopted in response to regional preferences.

          The Company's restaurants range in size from approximately 8,000 to 13,850 square feet, seat from 260 to 390 people, and generally include areas that can be partitioned to accommodate private meetings and group outings. The decor is attractive and informal. To date, the Company has located its restaurants primarily within or adjacent to strip or neighborhood shopping centers. The Company's restaurants generally are open from 11:00 a.m. to 8:00 p.m. or 9:00 p.m. A majority of the Company's restaurants also serve breakfast from 8:00 a.m. to 11:00 a.m. on weekends.

          The Company was incorporated under the laws of the State of Minnesota in 1983. The Company's principal office is located at 10260 Viking Drive, Suite 100, Eden Prairie, Minnesota 55344 and its telephone number is (612) 942-9760. References herein to the "Company" are to Buffets Inc. and its subsidiaries, Evergreen Buffets, Inc., OCB Restaurant Co., OCB Realty Co., OCB Purchasing Co. and OCB Property Co., unless the context indicates otherwise.


                                 USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale by the Selling Stockholder of any Shares offered hereby.


                                 DIVIDEND POLICY

          The Company has never declared or paid cash dividends on its Common Stock. Pursuant to its current credit agreement, the Company is restricted from declaring or paying cash dividends without the consent of the Company's lender. The Company currently intends to retain any earnings for use in the operation and expansion of its business and therefore does not anticipate paying any cash dividends in the foreseeable future.


                           PRICE RANGE OF COMMON STOCK

          The Company's Common Stock is traded on the Nasdaq National Market System under the symbol "BOCB." The following table sets forth the range of high and low closing sale prices for the Common Stock, as reported on the Nasdaq National Market System for the calendar periods indicated.

     On January 31, 1996, the closing sale price for the Common Stock as reported on the Nasdaq National Market System was $13.75 per share.


                                              HIGH                 LOW
                                              ----                 ---
        CALENDAR 1994
          First Quarter  . . . . . . .   $     27  1/2       $     21 1/2
          Second Quarter   . . . . . .         24  1/2             16
          Third Quarter  . . . . . . .         21  3/4             15
          Fourth Quarter   . . . . . .         16  3/4              7 7/8

        CALENDAR 1995
          First Quarter  . . . . . . .   $     12 1/16       $      9 1/8
          Second Quarter   . . . . . .         14  5/8              9 7/8
          Third Quarter  . . . . . . .         14  1/4             11 1/2
          Fourth Quarter   . . . . . .         15  3/8             11 1/2

        CALENDAR 1996
          First Quarter (through
            January 31, 1996)  . . . .   $     14            $     12 1/2



                               SELLING STOCKHOLDER

          Joel C. Brown (the "Selling Stockholder") may sell, in one or more transactions, pursuant to this Registration Statement 92,991 Shares of the Common Stock of the Company. The Selling Stockholder beneficially owns an additional 35 shares of Common Stock of the Company.

          The Selling Stockholder for several years was a director and the president of Evergreen Buffets, Inc. ("Evergreen Buffets"), a former 90%-owned subsidiary of the Company, prior to the Company's acquisition of all of the Selling Stockholder's interest in Evergreen Buffets by means of a share exchange completed on December 19, 1995. All of the Shares of Common Stock being sold by the Selling Stockholder were acquired in connection with this share exchange.


                              PLAN OF DISTRIBUTION

          The distribution of the Shares by the Selling Stockholder may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq National Market System or in the over-the-counter market or otherwise, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholder and broker-dealers that participate with the Selling Stockholder in distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in connection with such sales, and any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

                                     EXPERTS

          The validity of the Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Faegre & Benson Professional Limited Liability Partnership, Minneapolis, Minnesota. The consolidated financial statements incorporated by reference in this prospectus from the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.




    Securities and Exchange Commission Registration Fee. . .   $   437
    Legal fees and expenses  . . . . . . . . . . . . . . . .     3,000
    Accounting fees and expenses . . . . . . . . . . . . . .     1,000
    Miscellaneous  . . . . . . . . . . . . . . . . . . . . .       563
                                                               -------
          Total  . . . . . . . . . . . . . . . . . . . . . .   $ 5,000


All of the above items except the registration fee are estimated, and all of the expenses will be borne by the Company.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is subject to Minnesota Statutes, Chapter 302A, the Minnesota Business Corporation Act (the "Corporation Act"). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding because of his or her capacity as an officer or director, against judgments, penalties and fines and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses; (b) that such person acted in good faith; (c) that no improper personal benefit was obtained by such person and certain statutory conflict of interest provisions have been satisfied, if applicable; (d) that, in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and
(e) that such person acted in a manner reasonably believed by such person to have been in the best interests of the corporation. The determination as to the eligibility for indemnification is made by the members of the corporation's board of directors or a committee of the board who are at the time not a party to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court. Section 4.01 of the By-laws of the Company requires indemnification by the Company in such manner, under such circumstances, and to such extent as required or permitted by
Section 302A.521 of the Corporation Act, as amended from time to time, or as required or permitted by other provisions of law.

Article VIII of the Company's Articles of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as director, except (i) for any breach of the director's duty of loyalty to the Company or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for dividends, stock repurchases and other distributions made in violation of Minnesota law or for violations of the Minnesota securities laws, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of the provision limiting such liability in the Company's Articles of Incorporation. This Article does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. This Article also does not limit liability of the directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

ITEM 16.  EXHIBITS.

     4.1 Composite Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3, File No. 33-63694).

     4.2 By-Laws of the registrant (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1993).

     4.3 Form of Rights Agreement, dated as of October 24, 1995, between the Company and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated October 24, 1995).

     4.4 Amended and Restated Credit Agreement by and between the Company and First Bank National Association dated as of April 16, 1993 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3, File No. 33-63694).

     4.5 Amendment No. 1 dated as of June 29, 1993 to Amended and Restated Credit Agreement between the Company and First Bank National Association (incorporated by reference to Exhibit 19(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended July 14,
          1993).

     4.6 Letter dated July 8, 1993 from First Bank National Association to the Company amending Amended and Restated Credit Agreement (incorporated by reference to Exhibit 19(c) to the Company's Quarterly Report Form 10-Q for the quarter ended July 14, 1993).

     4.7 Amendment No. 2 dated as of March 27, 1994 to Amended and Restated Credit Agreement between the Company and First Bank National Association (incorporated by reference to Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended April 20, 1994).

     4.8 Amendment No. 3 dated as of April 8, 1994 to Amended and Restated Credit Agreement between the Company and First Bank National Association (incorporated by reference to Exhibit 10(b) to the Company's Quarterly Report on form 10-Q for the quarter ended April 20, 1994).

     4.9 Amendment No. 4 dated as of June 30, 1994 to Amended and Restated Credit Agreement between the Company and First Bank National Association (incorporated by reference to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 13, 1994).

     4.10 Amendment No. 4 dated as of August 4, 1995 to Amended and Restated Credit Agreement between the Company and First Bank National Association (incorporated by reference to Exhibit 10(g) to the Company's Quarterly Report on Form 10-Q for the quarter ended July 12,
          1995).

     5.1 Opinion of Faegre & Benson Professional Limited Liability Partnership, counsel to the Company.

     23.1 Consent of Independent Auditors.

     23.2 Consent of Faegre & Benson, Professional Limited Liability Partnership (included in Exhibit 5.1).

     24.1 Powers of Attorney (included with signatures to this Registration Statement).

ITEM 17.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          Insofar as indemnification by the registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 2, 1996.

                              BUFFETS, INC.


                              By /s/ Roe H. Hatlen
                                 --------------------------------
                                   Roe H. Hatlen
                                   Chairman and Chief Executive Officer

          Each of the undersigned officers and directors of Buffets, Inc. hereby appoints Roe H. Hatlen and Clark C. Grant, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications, instruments, or documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                       CAPACITY                                       DATE
---------                       --------                                       ----

/s/ Roe H. Hatlen                 Chairman, Chief Executive Officer and          February 2, 1996
--------------------------        Director (Principal Executive Officer)
Roe H. Hatlen


/s/ Clark C. Grant              Executive Vice President and Treasurer         February 2, 1996
--------------------------        (Principal Financial Officer)
Clark C. Grant


/s/ Marguerite C. Nesset        Vice President and Controller (Principal       February 2, 1996
--------------------------        Accounting Officer)
Marguerite C. Nesset


/s/ Raymond A. Lipkin           Director                                       February 2, 1996
--------------------------
Raymond A. Lipkin


/s/ Alan S. Mcdowell            Director                                       February 2, 1996
--------------------------
Alan S. McDowell


                                Director                                       February 2, 1996
--------------------------
Keith H. Erickson


/s/ David Michael Winton        Director                                       February 2, 1996
--------------------------
David Michael Winton


/s/ Walter R. Barry, Jr.        Director                                       February 2, 1996
--------------------------
Walter R. Barry, Jr.



                              INDEX TO EXHIBITS
EXHIBIT
-------
4.1       Composite Amended and Restated Articles of
          Incorporation of the  Company (incorporated
          by reference to Exhibit 4.1 to the Company's
          Registration Statement on Form S-3,
          File No. 33-63694).. . . . . . . . . . . . . . . . . . . . .Incorporated by reference

4.2       By-Laws of the registrant (incorporated by
          reference to Exhibit 3(b) to the Company's
          Annual Report on Form 10-K for the fiscal year
          ended December 29, 1993).. . . . . . . . . . . . . . . . . .Incorporated by reference

4.3       Form of Rights Agreement, dated as of
          October 24, 1995, between the Company and
          American Stock Transfer and Trust Company
          (incorporated by reference to Exhibit 1 to
          the Company's Current Report on Form 8-K
          dated October 24, 1995). . . . . . . . . . . . . . . . . . .Incorporated by reference

4.4       Amended and Restated Credit Agreement by and
          between the Company and First Bank National
          Association dated as of April 16, 1993
          (incorporated by reference to Exhibit 4.3 to
          the Company's Registration Statement on
          Form S-3, File No. 33-63694).. . . . . . . . . . . . . . . .Incorporated by reference

4.5       Amendment No. 1 dated as of June 29, 1993 to
          Amended and Restated Credit Agreement between
          the Company and First Bank National Association
          (incorporated by reference to Exhibit 19(b)
          to the Company's Quarterly Report on Form 10-Q
          for the quarter ended July 14, 1993).. . . . . . . . . . . .Incorporated by reference

4.6       Letter dated July 8, 1993 from First Bank
          National Association to the Company amending
          Amended and Restated Credit Agreement
          (incorporated by reference to Exhibit 19(c)
          to the Company's Quarterly Report Form 10-Q
          for the quarter ended July 14, 1993).. . . . . . . . . . . .Incorporated by reference

4.7       Amendment No. 2 dated as of March 27, 1994 to
          Amended and Restated Credit Agreement between
          the Company and First Bank National Association
          (incorporated by reference to Exhibit 10(a) to
          the Company's Quarterly Report on Form 10-Q for
          the quarter ended April 20, 1994). . . . . . . . . . . . . .Incorporated by reference

4.8       Amendment No. 3 dated as of April 8, 1994 to
          Amended and Restated Credit Agreement between
          the Company and First Bank National Association
          (incorporated by reference to Exhibit 10(b) to
          the Company's Quarterly Report on form 10-Q for
          the quarter ended April 20, 1994). . . . . . . . . . . . . .Incorporated by reference

4.9       Amendment No. 4 dated as of June 30, 1994 to
          Amended and Restated Credit Agreement between
          the Company and First Bank National Association
          (incorporated by reference to Exhibit 10 to the
          Company's Quarterly Report on Form 10-Q for the
          quarter ended July 13, 1994).. . . . . . . . . . . . . . . .Incorporated by reference



                                                                II-5


4.10      Amendment No. 4 dated as of August 4, 1995 to
          Amended and Restated Credit Agreement between the
          Company and First Bank National Association
          (incorporated by reference to Exhibit 10(g) to
          the Company's Quarterly Report on Form 10-Q for
          the quarter ended July 12, 1995).. . . . . . . . . . . . . .Incorporated by reference

5.1       Opinion of Faegre & Benson Professional Limited
          Liability Partnership, counsel to the Company. . . . . . . . . . Filed Electronically

23.1      Consent of Independent Auditors. . . . . . . . . . . . . . . . . Filed Electronically

23.2      Consent of Faegre & Benson Professional Limited
          Liability Partnership (included in Exhibit 5.1).

24.1 Powers of Attorney (included with signatures to this Registration Statement).


                                                                II-6